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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147404) pertaining to the 2007 Equity Incentive Plan of EnergySolutions, Inc. of our report dated March 26, 2008, with respect to the consolidated financial statements of EnergySolutions, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                      /s/ Ernst & Young LLP

Salt Lake City, UT
March 26, 2008

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Consent of Independent Registered Public Accounting Firm